Exhibit 10.3

MORTGAGE, SECURITY AGREEMENT,

FIXTURE FILING AND FINANCING STATEMENT

(Oil and Gas Properties)

(Colorado)

FROM

LILIS ENERGY, INC., Mortgagor

(Charter/File. No. E061582207-2)

TO

INDEPENDENT BANK, Mortgagee

Dated as of July 25, 2016

THIS INSTRUMENT IS A MORTGAGE OF BOTH REAL AND PERSONAL PROPERTY AND IS, AMONG OTHER THINGS, A MORTGAGE OF CHATTELS, A SECURITY AGREEMENT, A FIXTURE FILING AND A FINANCING STATEMENT.

“THIS INSTRUMENT CONTAINS AFTER ACQUIRED PROPERTY PROVISIONS.”

“THIS INSTRUMENT SECURES PAYMENT OF FUTURE ADVANCES.”

THIS INSTRUMENT WAS PREPARED BY, AND RECORDED COUNTERPARTS SHOULD BE RETURNED TO:

JACKSON WALKER LLP

2323 Ross Avenue, Suite 600

Dallas, Texas 75201-2725

Attention: Frank P. McEachern, Esq.

MORTGAGE, SECURITY AGREEMENT,

FIXTURE FILING AND FINANCING STATEMENT

THIS MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT (the “Mortgage”) is from Lilis Energy, Inc., a Nevada corporation, as mortgagor (the “Mortgagor”), to Independent Bank (the “Mortgagee”). The addresses of the Mortgagor and the Mortgagee are set forth in Section 9.14 hereof. This Mortgage is effective as of July 25, 2016.

ARTICLE I
DEFINITIONS

1.1.      For all purposes of this Mortgage, unless the context otherwise requires:

“Accounts and Contract Rights” means all accounts (including accounts in the form of joint interest billings), contract rights and general intangibles of the Mortgagor now or hereafter existing, or hereafter acquired by, or on behalf of, the Mortgagor or the Mortgagor’s successors in interest, relating to the sale, purchase, exchange, extraction, transportation or processing of Hydrocarbons produced or to be produced from the Mortgaged Property, together with all accounts and proceeds accruing to the Mortgagor attributable to the sale of Hydrocarbons produced from the Mortgaged Property.

“As-Extracted Collateral” means Hydrocarbons which may be extracted from the Mortgaged Property, and the accounts relating thereto, which will be financed at the wellheads of the wells located on the Mortgaged Property and accounts arising out of the sale thereof.

“Borrower” means Brushy Resources, Inc., a Delaware corporation.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Dallas, Texas, are authorized or required by Law to remain closed.

“Certificates of Ownership Interests” means the Certificates of Ownership Interests, if any, delivered by the Mortgagor in connection with the Credit Agreement.

“Code” means the Uniform Commercial Code as in effect in Texas.

“Credit Agreement” means the Credit Agreement between the Borrower and IBTX pursuant to which one or more of the Notes were issued, as the Credit Agreement has been or may hereafter be amended, restated, supplemented or otherwise modified from time to time.

“Debtor” has the meaning given such term in Section 9.13 hereof.

“Default Rate” has the meaning given such term in the Credit Agreement.

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“Effective Date” means the date on which this Mortgage is executed.

“Event of Default” has the meaning stated in Article VII of this Mortgage.

“Exhibit A” means, unless specifically indicated otherwise, Exhibit A attached hereto.

“Governmental Authority” means any nation, country, commonwealth, territory, government, state, county, parish, municipality, or other political subdivision and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline and condensate and all other liquid or gaseous hydrocarbons.

“IBTX” means Independent Bank, a Texas state bank.

“Lands” means the lands described in Exhibit A and in the mortgages and amendments to mortgage listed on Exhibit A and includes any lands, the description of which is contained in Exhibit A or incorporated in or referred to in Exhibit A by reference to another instrument or document, including, without limitation, all lands described in the Oil and Gas Leases, and also includes any lands now or hereafter unitized, pooled, spaced, or otherwise combined, whether by statute, order, agreement, declaration or otherwise, with lands the description of which is contained in Exhibit A or is incorporated in Exhibit A by reference.

“Loan Obligations” means the “Obligations,” as such term is defined in the Credit Agreement.

“Loan Papers” means the Notes, this Mortgage, the Credit Agreement and all other documents, instruments and agreements delivered to the Mortgagee at any time in connection with the Credit Agreement, as any of the foregoing are amended, restated or supplemented, renewed or extended from time to time.

“Mortgaged Property” has the meaning stated in Article II of this Mortgage.

“Net Revenue Interest” means Mortgagor’s share of the total production of oil, gas and other Hydrocarbons produced from the Lands, after deducting Mortgagor’s share of all lessors’ royalties, overriding royalties, production payments and other payments out of, or measured by, production.

“Notes” means the promissory note or notes identified in Section 3.1.1 of this Mortgage, and all renewals, extensions, replacements and modifications thereof.

“Oil and Gas Leases” means, collectively, oil, gas and mineral leases, oil and gas leases, oil leases, gas leases, other mineral leases, subleases and assignments of operating rights pertaining to any of the foregoing, and all other interests pertaining to any of the foregoing, including, without limitation, all royalty and overriding royalty interests, production payments and net profit interests, mineral fee interests, and all contingent reversionary and carried interests relating to any of the foregoing and all other rights therein, which are described and/or to which reference may be made on Exhibit A and/or in any document or instrument referred to in Exhibit A and/or which cover or relate to any of the Lands.

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“Operating Equipment” means all personal property and fixtures pertaining, affixed or incidental to, situated upon or used or useful in connection with all or any part of the Mortgaged Property, including, without limitation, all surface or subsurface machinery, equipment, facilities, or other personal property of whatsoever kind or nature (but excluding drilling rigs, trucks, automotive equipment or other personal property taken to the premises to drill a well or for other similar temporary uses) now or hereafter located on any of the Lands which are useful for the production, treatment, storage, sale or transportation of oil or gas, including, but not by way of limitation, all oil wells, gas wells, water wells, injection wells, casing, tubing, rods, pumping units and engines, Christmas trees, derricks, separators, gun barrels, flow lines, tanks, gas systems, (for gathering, treating and compression), water systems (for treating, disposal and injection), power plants, poles, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading racks and shipping facilities.

“Permitted Liens” has the meaning given such term in the Credit Agreement.

“Person” means a natural person, a corporation, a partnership, a limited partnership, a limited liability company, an association, a joint venture, a trust or any other entity or organization, including a Governmental Authority.

“Proceeds” has the meaning given such term in Section 5.1 hereof.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

“Section” and “Article” mean and refer to a section or article of this Mortgage, unless specifically indicated otherwise.

“Secured Indebtedness” means all the indebtedness, obligations, and liabilities described or referred to in Section 3.1 of this Mortgage.

“Secured Party” has the meaning given such term in Section 9.13 hereof.

“Subject Interests” has the meaning stated in Article II of this Mortgage.

“Well Data” means all logs, drilling reports, division orders, transfer orders, operating agreements, abstracts, title opinions, files, records, memoranda and other written or electronic information in the possession or control of the Mortgagor relating to any wells located on any of the Lands described in Exhibit A or in the mortgages and amendments to mortgage listed on Exhibit A.

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1.2.      Other Defined Terms. The capitalized terms used herein have the meanings assigned to them in the Credit Agreement, unless they are otherwise defined herein or the context otherwise requires.

ARTICLE II
GRANTING CLAUSE - MORTGAGED PROPERTY

2.1.     The Mortgagor, for and in consideration of the premises and of the Secured Indebtedness hereinafter defined, has GRANTED, BARGAINED, SOLD, WARRANTED, MORTGAGED, PLEDGED, ASSIGNED, TRANSFERRED and CONVEYED, and by these presents does GRANT, BARGAIN, SELL, WARRANT, MORTGAGE, PLEDGE, ASSIGN, TRANSFER and CONVEY, unto the Mortgagee, all the Mortgagor’s right, title and interest, whether now owned or hereafter acquired, in all of the hereinafter described properties, rights and interests; and, insofar as such properties, rights and interests consist of equipment, general intangibles, accounts, contract rights, inventory, fixtures, proceeds and products of collateral or any other personal property of a kind or character defined in or subject to the applicable provisions of the Code, the Mortgagor hereby grants to the Mortgagee a security interest in all of Mortgagor’s right, title and interest therein, whether now owned or hereafter acquired, namely:

2.1.1.      All of those certain Oil and Gas Leases, Lands, minerals, interests, and other properties (all such Oil and Gas Leases, Lands, interests and other properties being herein called the “Subject Interests”, as hereinafter further defined) which are described on Exhibit A and/or to which reference may be made on Exhibit A and/or which cover any of the Lands described on Exhibit A and/or which are located in or under any of the Lands described on Exhibit A and/or which are covered by any of the leases, assignments, mortgages, amendments to mortgage or other documents described on or referred to in Exhibit A or any document or instrument referred to in Exhibit A, which Exhibit A is made a part of this Mortgage for all purposes, and is incorporated herein by reference as fully as if copied at length in the body of this Mortgage at this point;

2.1.2.       All rights, titles, interests, and estates now owned or hereafter acquired by the Mortgagor in and to (i) any and all properties now or hereafter pooled or unitized with any of the Subject Interests, and (ii) all presently existing or future unitization, communitization, and pooling agreements and the units created thereby which include all or any part of the Subject Interests, including, without limitation, all units formed under or pursuant to any Laws. The rights, titles, interests, and estates described in this Section 2.1.2 shall also be included within the term “Subject Interests” as used herein.

2.1.3.       All presently existing and future agreements hereafter entered into between the Mortgagor and any third party that provide for acquisition by the Mortgagor of any interest in any of the properties or interests specifically described in Exhibit A or in the mortgages and amendments to mortgage listed on Exhibit A or which relate to any of the properties and interests specifically described in Exhibit A or in the mortgages and amendments to mortgage listed on Exhibit A;

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2.1.4.       The Hydrocarbons (including inventory) which are in, under, upon, produced or to be produced from or attributable to the Lands and/or the Subject Interests;

2.1.5.      The Accounts and Contract Rights (except to the extent the grant of a lien or security interest therein is prohibited by the terms thereof or which would result in a forfeiture of Mortgagor’s rights therein and such prohibition or forfeiture is not avoided by the Code);

2.1.6.      The Operating Equipment;

2.1.7.       The As-Extracted Collateral;

2.1.8.       The Well Data;

2.1.9.       The rights and security interests, if any, of the Mortgagor held by the Mortgagor to secure the obligation of the first purchaser to pay the purchase price of the Hydrocarbons, including, without limitation, those accruing to the Mortgagor pursuant to Section 9.343 of the Code as enacted in Texas as the Business and Commerce Code together with any and all accounts, proceeds, substitutions, replacements, corrections or amendments to, or renewals, extensions or ratifications of, any of the foregoing, or of any instrument relating thereto;

2.1.10.     All surface leases, rights-of-way, franchises, easements, servitudes, licenses, privileges, tenements, hereditaments and appurtenances now existing or in the future obtained in connection with any of the aforesaid, and all other things of value and incident thereto which the Mortgagor may at any time have or be entitled to; and

2.1.11.    All and any different and additional rights of any nature, of value or convenience in the enjoyment, development, operation or production, in any wise, of any Property or interest included in any of the foregoing clauses, and in all revenues, income, rents, issues, profits and other benefits arising therefrom or from any contract now in existence or hereafter entered into pertaining thereto, and in all rights and claims accrued or to accrue for the removal by anyone of oil and gas from, or other act causing damage to, any of such properties or interests;

all the aforesaid properties, rights and interests, together with any additions thereto which may be subjected to the lien of this Mortgage by means of supplements hereto, being hereinafter called the “Mortgaged Property”;

subject, however, to (i) the restrictions, exceptions, reservations, conditions, limitations, interests and other matters, if any, set forth or referred to in the specific descriptions of such properties and interests in Exhibit A or in the mortgages and amendments to mortgage listed on Exhibit A (including all presently existing royalties, overriding royalties, payments out of production and other burdens which are referred to in Exhibit A or in the mortgages and amendments to mortgage listed on Exhibit A and which are taken into consideration in computing the decimal or fractional interest as set forth in the Certificates of Ownership Interests); (ii) the assignment of production contained in Article V hereof; (iii) liens, security interests, charges or encumbrances permitted under Section 4.5.6 hereof by the Mortgagee, and (iv) the condition that the Mortgagee shall not be liable in any respect for the performance of any covenant or obligation of the Mortgagor with respect to the Mortgaged Property;

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TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee, its successors and assigns, forever, to secure the payment of the Secured Indebtedness and to secure the performance of the obligations of the Mortgagor contained herein.

ARTICLE III
INDEBTEDNESS SECURED

3.1.      Notes and Secured Indebtedness. This Mortgage is given to secure the following indebtedness, obligations and liabilities:

3.1.1.       The Loan Obligations, as evidenced in part by those certain promissory note or notes (together with all renewals, extensions, and modifications thereof and notes given in substitution therefor) executed by the Borrower and payable to the order of IBTX, in the aggregate original principal amount of $100,000,000, which notes bear interest as provided therein and contain provisions for payment of attorneys’ fees as therein set forth;

3.1.2.       Any sums advanced as expenses or costs incurred by, or on behalf of, the Mortgagee (or any receiver appointed hereunder) which are made or incurred pursuant to, or permitted by, the terms of this Mortgage or the other Loan Papers, plus interest thereon at the rate herein specified or otherwise agreed upon, from the date of advance or expenditure until reimbursed; and

3.1.3.       All other and additional debts, obligations and liabilities of every kind and character of the Mortgagor now or hereafter owed to Mortgagee, regardless of whether such debts, obligations and liabilities are specifically listed and described above or are direct or indirect, primary or secondary, joint, several, or joint and several, fixed or contingent, and whether incurred by the Mortgagor as a maker, endorser, guarantor, surety or otherwise, and regardless of whether such present or future debts, obligations and liabilities may, prior to their acquisition by Mortgagee, be or have been payable to, or be or have been in favor of, some other Person or have been acquired by Mortgagee in a transaction with one other than the Mortgagor, together with any and all renewals and extensions of such debts, obligations and liabilities, or any part thereof (it being contemplated that Mortgagee may in the future lend additional sums of money to the Mortgagor, from time to time, but shall not be obligated to do so, and that all such additional sums and loans shall be part of the Secured Indebtedness).

3.1.4.       With respect to liens on Mortgaged Property in the states of Alabama, Colorado, Kansas, Louisiana, Montana, New Mexico and North Dakota, the maximum amount of all future advances and other amounts outstanding at any time and from time to time secured hereby shall not in the aggregate exceed $200,000,000.

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3.2.      Final Maturity. Unless earlier payment is required by the terms of instruments secured by this Mortgage (including earlier payment as a result of the acceleration of payment of obligations secured by this Mortgage), the obligations secured by this Mortgage shall mature ten years following the date of this Mortgage or, if such due date can be extended under applicable law without filing an amendment to this Mortgage, such later date as is specified (by amendment or otherwise) in such instruments.

3.3.      Future Advances. THIS MORTGAGE IS MADE PURSUANT TO A REVOLVING CREDIT ARRANGEMENT. The Mortgagor and the Mortgagee agree and acknowledge that the Mortgagee may elect to make additional advances under the terms of the Notes, the Credit Agreement or otherwise, and that any such future advances shall be subject to, and secured by, this Mortgage. If the Secured Indebtedness decreases or increases pursuant to the terms of the Notes, the Credit Agreement, or otherwise, at any time or from time to time, this Mortgage shall retain its priority position of record until (a) the termination of the Credit Agreement, (b) the full, final and complete payment of all the Secured Indebtedness, and (c) the full release and termination of the liens and security interests created by this Mortgage. The aggregate unpaid principal amount of the Secured Indebtedness outstanding at any particular time which is secured by this Mortgage shall not aggregate in excess of $200,000,000. Such amount does not in any way imply that Secured Party is obligated to make any future advances to Debtor at any time unless specifically so provided in the Credit Agreement or any of the other documents or instruments executed in connection therewith.

ARTICLE IV
COVENANTS, REPRESENTATIONS, WARRANTIES AND
AGREEMENTS OF MORTGAGOR

The Mortgagor covenants, represents, warrants, and agrees that:

4.1.      Payment of Secured Indebtedness. The Mortgagor will duly and punctually pay or cause to be paid all of the Secured Indebtedness.

4.2.      Warranties. (a) The Oil and Gas Leases are valid, subsisting leases, superior and paramount to all other oil and gas leases respecting the properties to which they pertain; (b) the Mortgagor owns an interest in the oil and gas leases and properties described in Exhibit A or in the mortgages, amendments to mortgage and other instruments described in Exhibit A and, to the extent of the interest specified in the Certificates of Ownership Interests, has valid and defensible title to each property right or interest constituting the Mortgaged Property and has a good and legal right to make the grant and conveyance made in this Mortgage, it being understood that the Mortgagor’s interest in each Oil and Gas Lease or Operating Equipment shall exceed Mortgagor’s Net Revenue Interest in production from such Oil and Gas Lease to the extent of the Mortgagor’s proportionate share of all royalties, overriding royalties, and other such payments out of production burdening the Mortgagor’s interest in each such Oil and Gas Lease; (c) the Mortgagor’s present Net Revenue Interest in the Mortgaged Property is not less than that specified in the Certificates of Ownership Interests; (d) the Mortgaged Property is free from all encumbrances or liens whatsoever, except as may be specifically set forth in Exhibit A or in the mortgages, amendments to mortgage and other instruments described in Exhibit A or as permitted by the provisions of Section 4.5.6; and (e) the Mortgagor is not obligated, by virtue of any deficiency presently existing under any contract providing for the sale by the Mortgagor of Hydrocarbons which contains a “take or pay” clause or under any similar arrangement, to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor. The Mortgagor will warrant and forever defend the Mortgaged Property unto the Mortgagee against every Person whomsoever lawfully claiming the same or any part thereof, and the Mortgagor will maintain and preserve the lien and security interest hereby created so long as any of the Secured Indebtedness remains unpaid.

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4.3.     Further Assurances. Within 10 Business Days following the written request of Mortgagee, the Mortgagor will execute and deliver such other and further instruments and will do such other and further acts as in the reasonable opinion of the Mortgagee may be necessary or desirable to carry out more effectively the purposes of this Mortgage, including, without limiting the generality of the foregoing, (a) prompt correction of any defect which may hereafter be discovered in the title to the Mortgaged Property or in the execution and acknowledgment of this Mortgage, any Notes, or any other document used in connection herewith or at any time delivered to the Mortgagee in connection with any Secured Indebtedness, and (b) prompt execution and delivery of all division or transfer orders that in the reasonable opinion of the Mortgagee are needed to transfer effectively the assigned proceeds of production from the Mortgaged Property to the Mortgagee.

4.4.     Taxes. Subject to the Mortgagor’s right to contest the same in good faith and by appropriate proceedings, the Mortgagor will promptly pay all taxes, assessments and governmental charges legally imposed upon this Mortgage or upon the Mortgaged Property or upon the interest of the Mortgagee therein, or upon the income, profits, proceeds and other revenues thereof; provided that, in the alternative, the Mortgagor may, in the event of the enactment of such a Law, and must, if it is unlawful for the Mortgagor to pay such taxes or to reimburse Mortgagee for such taxes, prepay that portion of the Secured Indebtedness which the Mortgagee in good faith determines is secured by Property covered by such Law within 60 days after demand therefor by the Mortgagee.

4.5.      Operation of the Mortgaged Property. So long as the Secured Indebtedness or any part thereof remains unpaid, and whether or not the Mortgagor is the operator of the Mortgaged Property, the Mortgagor shall, at the Mortgagor’s own expense and subject to the terms of the Loan Papers:

4.5.1.       Maintain, develop and operate the Subject Interests in a good and workmanlike manner in accordance with good industry practices and will comply in all material respects with all of the terms and provisions, express or implied, of the Oil and Gas Leases in order to keep the Oil and Gas Leases in full force and effect so long as the Oil and Gas Leases are capable of producing Hydrocarbons in commercial quantities;

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4.5.2.       Comply in all material respects with all contracts and agreements applicable to or relating to the Mortgaged Property or the production and sale of Hydrocarbons therefrom and all applicable proration and conservation Laws of the jurisdictions in which the Mortgaged Property is located, and all applicable Laws, rules and regulations of every agency and authority from time to time constituted to regulate the development and operation of the Mortgaged Property and the production and sale of Hydrocarbons therefrom, to the extent that the failure to so comply could reasonably be expected to have a Material Adverse Effect;

4.5.3.       Commence such development as may be reasonably necessary to the prudent and economical operation of the Mortgaged Property, including such work as may be appropriate to protect the Mortgaged Property from diminution in the production capacity thereof and against drainage of Hydrocarbons thereunder by reason of production on other Properties;

4.5.4.       At all times, maintain, preserve and keep all Operating Equipment in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto, so that the efficiency of such Operating Equipment shall at all times be properly preserved and maintained, provided that no item of Operating Equipment need be so repaired, renewed, replaced, added to or improved, if the Mortgagor shall in good faith determine that such action is not necessary or desirable for the continued efficient and profitable operation of the business of the Mortgagor;

4.5.5.       Not abandon or cease developing, maintaining, operating and producing Hydrocarbons from, or cause or permit its agent to abandon, or cease developing, maintaining, operating, and producing Hydrocarbons from, any producing Mortgaged Property without first having undertaken and completed all reasonably prudent measures under the circumstances to restore such producing Mortgaged Property to economic production, and then only if the aggregate projected future ad valorem and severance taxes and operating expenses with respect to said Mortgaged Property exceed the projected future gross revenues attributable thereto;

4.5.6.      Cause the Mortgaged Property to be kept free and clear of all liens, security interests, charges and encumbrances of every character, other than (i) Permitted Liens, and (ii) those hereafter consented to in writing by the Mortgagee; provided, that no intention to subordinate the first priority liens, security interests, and encumbrances granted in favor of or for the benefit of the Mortgagee is hereby implied or expressed or is to be inferred by the permitted existence of the liens, security interests and encumbrances referred to in this Section 4.5.6 or elsewhere herein;

4.5.7.       Maintain or cause to be maintained insurance with such insurers, in such amounts and covering such risks as is required by the Credit Agreement; and

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4.5.8.       Not sell, convey, trade, exchange, pool or unitize any portion of the Mortgaged Property or any of Mortgagor’s rights, titles, or interests therein or thereto, except as specifically provided otherwise herein or in the Credit Agreement;

provided, however, that with respect to Mortgaged Property which is operated by operators other than the Mortgagor, the Borrower or any Affiliate of either of them, the Mortgagor shall not be obligated itself to perform any undertakings contemplated by the covenants and agreements contained herein which are performable only by such operators and are beyond the control of the Mortgagor; and provided further, that the Mortgagor agrees to use commercially reasonable efforts under any operating agreement or otherwise to bring about the performance of any such undertaking required to be performed by such operators.

4.6.      Recording. The Mortgagor will promptly and at the Mortgagor’s expense, record, register, deposit and file this Mortgage and every other instrument in addition or supplemental hereto in such offices and places and at such times and as often as may be necessary to preserve, protect and renew the lien and security interest hereof as a first lien and security interest on real or personal property, as the case may be, and the rights and remedies of the Mortgagee, and otherwise will do and perform all matters or things necessary or expedient to be done or observed by reason of any Law or regulation of any state or of the United States or of any other competent authority, for the purpose of effectively creating, maintaining and preserving the lien and security interest hereof on the Mortgaged Property. In this connection and at the option of the Mortgagee but at the Mortgagor’s expense, the Mortgagee may record, register, deposit and file this Mortgage and supplements hereto.

4.7.      Records, Statements and Reports. The Mortgagor will keep proper books of record and account in which complete correct entries will be made of the Mortgagor’s transactions in accordance with sound accounting principles consistently applied and will furnish or cause to be furnished to the Mortgagee (a) all reports required under the Loan Papers, and (b) such other information concerning the business and affairs and financial condition of the Mortgagor as the Mortgagee may from time to time reasonably request.

4.8.      No Governmental Approvals. The Mortgagor warrants that no approval or consent of any regulatory or administrative commission or authority, or of any other governmental body, is necessary to authorize the execution and delivery of this instrument, or any of the other Loan Papers or the Notes, or to authorize the observance or performance by the Mortgagor of the covenants herein or therein contained.

4.9.      Right of Entry. The Mortgagor will permit the Mortgagee, or its agents or designated representatives, to enter upon the Mortgaged Property, and all parts thereof, for the purpose of investigating and inspecting the condition and operation thereof, upon at least five Business Days notice and at such reasonable times during normal business hours and intervals as the requesting Person may desire.

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4.10.    Utility. Mortgagor is not a utility and is not otherwise subject to regulation by any public utility commission or any similar federal, state or local agency or governmental body.

4.11.    Residency. Mortgagor is not a nonresident alien, foreign corporation, foreign partnership, foreign trust, foreign estate, or foreign person within the meaning of Sections 1445 or 7701 of the Internal Revenue Code of 1986, as amended, or the regulations thereto.

4.12.    Flood Insurance Regulation. Notwithstanding any provision in this Mortgage to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) located on the Mortgaged Property within an area having special flood hazards and in which flood insurance is available under the National Flood Insurance Act of 1968 included in the definition of “Mortgaged Property” and no Building or Manufactured (Mobile) Home is hereby encumbered by this Mortgage. As used herein, “Flood Insurance Regulations” shall mean (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, and (iv) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

ARTICLE V
ASSIGNMENT OF PRODUCTION

5.1.      Assignment. As further security for the payment of the Secured Indebtedness and performance of the obligations contained herein, the Mortgagor hereby transfers, assigns, warrants and conveys to the Mortgagee all Hydrocarbons, and the proceeds and products obtained or processed from (such proceeds and products being in this Article V called “Proceeds”), produced and to be produced from, or which accrue by pooling, unitization or otherwise to, the Mortgaged Property, in order to provide a source of future payment of the Loan Obligations and the other Secured Indebtedness. All parties producing, purchasing or receiving any such Hydrocarbons, or having such, or Proceeds therefrom, in their possession for which they or others are accountable to the Mortgagee by virtue of the provisions of this Article V, are authorized and directed to treat and regard the Mortgagee as the assignee and transferee of the Mortgagor and entitled in the Mortgagor’s place and stead to receive such Hydrocarbons and all Proceeds therefrom; and such parties and each of them shall be fully protected in so treating and regarding the Mortgagee, and shall be under no obligation to see to the application by the Mortgagee of any such proceeds or payments received by the Mortgagee.

5.2.      Payments. This Article V constitutes a present assignment effective as of the Effective Date, but in the event that the Mortgagee should elect not to exercise immediately its right to receive Hydrocarbons or Proceeds, then the purchasers or other persons obligated to make such payment may continue to make payment to Mortgagor until such time as written demand has been made upon them by the Mortgagee that payment be made directly to the Mortgagee. Such failure to notify shall not in any way waive the right of the Mortgagee to receive any payments not theretofore paid out to the Mortgagor before the giving of written notice. In the event payments are made directly to the Mortgagee, and then, at the request of the Mortgagee, payments are for a period or periods of time paid to the Mortgagor, the Mortgagee shall nevertheless have the continuing right, effective upon written notice, to require that future payments be again made to the Mortgagee. The Mortgagor and the Mortgagee agree, and it is the intention of the Mortgagor and the Mortgagee, that in no event will any reduction in the Loan Obligations or the other Secured Indebtedness be measured by the fair market value of the Hydrocarbons, other minerals, proceeds, or other rents, profits, or income assigned to the Mortgagee under this instrument.

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5.3.      No Restriction on the Rights. Nothing herein contained shall detract from or limit the absolute obligation of the Mortgagor to make payment of the Secured Indebtedness regardless of whether the Hydrocarbons and Proceeds assigned by this Article V are sufficient to pay the same, and the rights under this Article V shall be in addition to all other security now or hereafter existing to secure the payment of the Secured Indebtedness.

5.4.      Use of Hydrocarbon Proceeds. The Mortgagee or any receiver appointed in judicial proceedings for the enforcement of this Mortgage shall have the right to receive all of the Hydrocarbons herein assigned and the Proceeds therefrom and may, in the sole discretion of the Mortgagee, apply all of such Proceeds as follows or in such other order of priority as the Mortgagee may determine:

First: To the payment and satisfaction of all costs and expenses incurred in connection with the collection of such Proceeds;

Second: To the payment and satisfaction of the Loan Obligations;

Third: To the payment and satisfaction of any other or additional amounts owed to IBTX; and

Fourth: Any surplus thereafter remaining shall be paid to the Mortgagor or the Mortgagor’s successors or assigns, as their interests may appear of record, or as otherwise required by Law.

Upon any sale of the Mortgaged Property or any part thereof pursuant to Article VIII, the Hydrocarbons thereafter produced from the Mortgaged Property so sold, and the Proceeds therefrom, shall be included in such sale and shall pass to the purchaser free and clear of the assignment contained in this Article V.

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5.5.      Mortgagee as Agent and Attorney-in-Fact. The Mortgagor agrees to execute and deliver any and all transfer orders, division orders and other instruments that may be requested by the Mortgagee or that may be required by any purchaser of any Hydrocarbons for the purpose of effectuating payment of the Proceeds to the Mortgagee as required by this Article V. If under any existing sales agreements, other than division orders or transfer orders, any Proceeds are required to be paid by the purchaser to the Mortgagor so that under such existing agreements payment cannot be made of such Proceeds to the Mortgagee, the Mortgagor’s interest in all Proceeds under such sales agreements and in all other Proceeds which for any reason may be paid to the Mortgagor shall, when received by the Mortgagor, constitute trust funds in the Mortgagor’s hands and shall be immediately paid over to the Mortgagee. The Mortgagor hereby irrevocably designates and appoints the Mortgagee as the Mortgagor’s true and lawful agent and attorney-in-fact (with full power of substitution, either generally or for such limited periods or purposes as the Mortgagee may from time to time prescribe), with full power and authority, for and on behalf and in the name of the Mortgagor, to execute, acknowledge and deliver all such division orders, transfer orders, certificates and other documents of every nature, with such covenants, warranties, indemnities and other provisions as may from time to time, in the opinion of the Mortgagee, be necessary or proper to effectuate the intent and purpose of the assignment contained in Section 5.1 hereof. The Mortgagor shall be bound thereby as fully and effectively as if the Mortgagor had personally executed, acknowledged and delivered any such division order, transfer order, certificate and other documents. The powers and authorities herein conferred on the Mortgagee may be exercised by the Mortgagee through any Person who, at the time of the execution of a particular instrument, is an officer of the Mortgagee. The power of attorney conferred by this Section 5.5 is granted for a valuable consideration and hence is coupled with an interest and is irrevocable so long as the Secured Indebtedness, or any part thereof, shall remain unpaid. All Persons dealing with the Mortgagee, or any officer thereof above designated, or any substitute, shall be fully protected in treating the powers and authorities conferred by this Section 5.5 as continuing in full force and effect until advised in writing by the Mortgagee that all the Secured Indebtedness is fully and finally paid.

5.6.      Indemnity. The Mortgagor agrees to indemnify the Mortgagee on a current basis against all claims, actions, liabilities, judgments, costs, attorneys’ fees or other charges of whatsoever kind or nature (collectively, in this Section, “claims”), INCLUDING, WITHOUT LIMITATION, ANY OF THE FOREGOING IN THIS SECTION ARISING FROM THE SOLE, COMPARATIVE, CONCURRENT OR CONTRIBUTORY NEGLIGENCE OF THE MORTGAGEE, but not any loss or claims caused by or arising from the gross negligence or willful misconduct of the Person seeking protection under this indemnity, as a consequence of the assertion, either before or after the payment in full of the Secured Indebtedness, that the Mortgagee received Hydrocarbons herein assigned or the proceeds thereof claimed by third persons, and the Mortgagee shall have the right to defend against any such claims, employing attorneys therefor, and unless furnished with reasonable indemnity, the Mortgagee shall have the right to pay or compromise and adjust all such claims against it. The Mortgagor will indemnify and pay to the Mortgagee any and all such amounts as may be paid in respect thereof or as may be successfully adjudged against the Mortgagee. The obligations of the Mortgagor as hereinabove set forth in this Section 5.6 shall survive the release of this instrument and the payment of the Secured Indebtedness and the cancellation of the Loan Obligations.

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5.7.      Payment of Proceeds. In the event that, for its convenience the Mortgagee should elect with respect to the Mortgaged Property or any portions thereof not to exercise immediately its right to receive Proceeds, then the purchasers or other Persons obligated to make such payment shall continue to make payment to the Mortgagor until such time as written demand has been made upon them by the Mortgagee that payment be made directly to the Mortgagee. Such failure to notify such purchasers or other Persons shall not in any way waive, remit or release the right of the Mortgagee to receive any payments not theretofore paid over to the Mortgagor before the giving of written notice. In this regard, in the event payments are made direct to the Mortgagee, and then, at the request of the Mortgagee payments are, for a period or period of time, paid to the Mortgagor, the Mortgagee shall nevertheless have the right, effective upon written notice, to require future payments be again made to it.

ARTICLE VI
ADDITIONS TO MORTGAGED PROPERTY; SUBROGATION

6.1.      Additions to Mortgaged Property. It is understood and agreed that the Mortgagor may periodically subject additional properties to the lien and security interest of this Mortgage. In the event that additional properties are to be subjected to the lien and security interest hereof, the parties hereto agree to execute a supplemental mortgage, satisfactory in form and substance to the Mortgagee, together with any security agreement, financing statement or other security instrument required by the Mortgagee, all in form and substance satisfactory to the Mortgagee and in a sufficient number of executed (and, where necessary or appropriate, acknowledged) counterparts for recording purposes. Upon execution of such supplemental mortgage, all additional properties thereby subjected to the lien and security interest of this Mortgage shall become part of the Mortgaged Property for all purposes.

6.2.      Subrogation. To the extent that the proceeds of any Secured Indebtedness was or is used to pay any indebtedness or obligations secured by any lien, security interest, charge or prior encumbrance against the Mortgaged Properties or such proceeds have been or will be advanced by the Mortgagee to the Mortgagor or to any other Person, entity, taxing authority or governmental body, then it is the intention of the parties that the Mortgagee be subrogated to any and all of such liens, security interests, charges or prior encumbrances, irrespective of whether such liens, security interests, charges or prior encumbrances are released (unless such release is executed by the Mortgagee).

ARTICLE VII
EVENTS OF DEFAULT

7.1.      Events of Default. An “Event of Default” is the occurrence of any one or more of the following which has not been waived:

7.1.1.   Any Event of Default (as defined in the Credit Agreement) or Triggering Event shall have occurred and the cure period, if any, with respect thereto shall have elapsed; or

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7.1.2.  The failure of any principal on the Notes to be paid when due or at the maturity thereof, whether stated or by acceleration.

ARTICLE VIII
ENFORCEMENT OF THE SECURITY

8.1.      General Remedies. If an Event of Default exists which has not been waived by the Mortgagee, the Mortgagee may, at its sole option and discretion, subject to any mandatory requirements or limitations of Law then in force and applicable thereto:

8.1.1.      Exercise all of the rights, remedies, powers and privileges of the Mortgagor with respect to the Mortgaged Property or any part thereof, give or withhold all consents required therein which the Mortgagor would otherwise be entitled to give or withhold, and perform or attempt to perform any covenants in this Mortgage which the Mortgagor is obligated to perform; provided that, no payment or performance by the Mortgagee shall constitute a waiver of any Event of Default, and the Mortgagee shall be subrogated to all rights and liens securing the payment of any debt, claim, tax, or assessment for the payment of which the Mortgagee may make an advance or pay;

8.1.2.       Appoint as a matter of right, or seek the appointment of, a receiver or receivers to serve without bond for all or any part of the Mortgaged Property, whether such receivership be incident to a proposed sale thereof or otherwise, and the Mortgagor does hereby consent to the appointment of such receiver or receivers to serve without bond and does hereby agree not to oppose any application therefor by the Mortgagee and does hereby agree that there shall be no necessity of showing fraud, insolvency or mismanagement by the Mortgagor for the appointment of a receiver or receivers of the Mortgaged Properties, and such receiver may be appointed by any court of competent jurisdiction upon ex parte application, and without notice, notice being expressly waived, and any such receiver shall have all powers conferred by the court appointing such receiver, which powers shall, to the extent not prohibited by applicable Law include, without limitation, the right to enter upon and take immediate possession of the Mortgaged Property or any part thereof, to exclude the Mortgagor therefrom, to hold, use, operate, manage and control such Mortgaged Property, to make all such repairs, replacements, alterations, additions and improvements to the same as such receiver or the Mortgagee may deem proper or expedient, to lease, sell or otherwise transfer the Mortgaged Property or any portion thereof as such receiver or the Mortgagee may deem proper or expedient, to sell all of the severed and extracted Hydrocarbons included in the same subject to the provisions of Article V hereof, and to demand and collect all of the other earnings, rents, issues, profits, proceeds and other sums due or to become due with respect to such Mortgaged Property;

8.1.3.       Execute and deliver to such Person or Persons as may be designated by the Mortgagee appropriate powers of attorney to act for and on behalf of the Mortgagor in all transactions with any federal, state or local agency relating to any of the Mortgaged Property; and

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8.1.4.       Exercise any and all other rights or remedies granted to the Mortgagee pursuant to the provisions of any of the Loan Papers or by Law;

provided, that the Mortgagee shall have no obligation to do or refrain from doing any of the acts, or to make or refrain from making any payment, referred to in this Section 8.1. Any receiver or receivers of the Mortgaged Property, or any portion thereof, shall serve without bond.

8.2.     Judicial Proceedings; Receiver. This Mortgage shall be effective as a mortgage and may be foreclosed as to any of the Property covered hereby in any manner permitted by the Laws of any state in which any part of the affected Mortgaged Property is situated, and any foreclosure suit may be brought, to the extent permitted by Law, by the Mortgagee. If an Event of Default exists which has not been waived by the Mortgagee, the Mortgagee may proceed, where permitted by Law, by a suit or suits in equity or at Law, whether for a foreclosure hereunder, or for the sale of the Mortgaged Property, or for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or without any showing of fraud, insolvency or mismanagement by the Mortgagor, for the appointment of a receiver or receivers of the Mortgaged Property and of the income, rents issues, products, profits and proceeds thereof (any such receiver or receivers to serve without bond) pending any foreclosure hereunder or the sale of the Mortgaged Property, or for the enforcement of any other appropriate legal or equitable remedy. The appointment of a receiver shall in no manner affect the rights of the Mortgagee under Article V hereof. Any sale of the Mortgaged Property under this Article VIII shall take place at such place or places and otherwise in such manner and upon such notice and terms as may be required by Law; or, in the absence of any such requirements, as the Mortgagee may deem appropriate. The Mortgagor expressly agrees that the Mortgagee, sheriff or other official conducting the sale may offer the Mortgagee as a whole or in such parcels or lots as the Mortgagee elects, regardless of the manner in which the Mortgaged Property may be described. The Mortgagor agrees that each of the oil and gas leases, wells, spacing and other units and the undivided interests thereof described in Exhibit A are encumbered by this Mortgage as separate and distinct parcels and lots, and the Mortgagee, sheriff or other official conducting the sale may, subject to mandatory provisions of applicable Law, have such Property sold at one or more sales, as an entirety or in parcels. Any sale of the Mortgaged Property conducted under this Article VIII may be postponed from time to time as provided by applicable Law; or, in the absence of any such provisions, the Mortgagor, sheriff or other official conducting the sale may postpone the sale of the Mortgaged Property or any part thereof by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement. Sales may be made from time to time until all Mortgaged Property is sold or the Secured Indebtedness is paid in full.

8.3.      Certain Aspects of a Sale. The Mortgagee shall have the right to become the purchaser at any such sale of the Mortgaged Property held by any court, receiver or public officer, and the Mortgagee shall have the right to credit upon the amount of the bid made therefor, the amount payable out of the net proceeds of such sale to it. Recitals contained in any conveyance made to any purchaser at any sale made hereunder shall conclusively establish the truth and accuracy of the matters therein stated, including, without limiting the generality of the foregoing, nonpayment of the unpaid principal sum of, interest accrued on, and fees payable in respect of, the Secured Indebtedness after the same have become due and payable, and advertisement and conduct of such sale in the manner provided herein.

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8.4.      Receipt to Purchaser. Upon any such sale the receipt of the Mortgagee, or of the officer making such sale under judicial proceedings, shall be sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money, and such purchaser or purchasers, or his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Mortgagee or of such officer therefor, be obligated to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or nonapplication thereof.

8.5.      Effect of Sale. Any such sale or sales of the Mortgaged Property shall operate to divest all right, title, interest, claim and demand whatsoever either at Law or in equity, of the Mortgagor of, in, and to the premises and the property sold, and shall be a perpetual bar, both at Law and in equity, against the Mortgagor, and the Mortgagor’s successors or assigns, and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through, or under the Mortgagor, or the Mortgagor’s successors or assigns. Nevertheless, the Mortgagor, if requested by the Mortgagee to do so, shall join in the execution and delivery of all proper conveyances, assignments and transfers of the properties so sold.

8.6.      Application of Proceeds. The proceeds of any such sale of the Mortgaged Property, or any part thereof, shall be applied as follows (as appropriately modified to comply with any mandatory provisions of Law):

First: To the payment of all expenses incurred by the Mortgagee in the performance of its duties including, without limiting the generality of the foregoing, all expenses of any entry, or taking of possession, of any sale, of advertisement thereof, and of conveyances, and, as well, court costs, compensation of agents and employees and legal fees;

Second: To the payment and satisfaction of the Loan Obligations;

Third: To the payment and satisfaction of any other or additional amounts owed to IBTX; and

Fourth: Any surplus thereafter remaining shall be paid to the Mortgagor or the Mortgagor’s successors or assigns, as their interests shall appear of record, or as otherwise required by Law.

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8.7.      Mortgagor’s Waiver of Appraisement, Marshaling, etc. Rights. The Mortgagor agrees, to the full extent that the Mortgagor may lawfully so agree, that the Mortgagor will not at any time insist upon or plead or in any manner whatever claim the benefit of any appraisement, valuation, stay, extension or redemption Law now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or the possession thereof by any purchaser at any sale made pursuant to any provision hereof, or pursuant to the decree of any court of competent jurisdiction; but the Mortgagor, for the Mortgagor and all who may claim through or under the Mortgagor, so far as the Mortgagor or those claiming through or under the Mortgagor now or hereafter lawfully may, hereby waives the benefit of all such Laws. The Mortgagor, for the Mortgagor and all who may claim through or under the Mortgagor, waives, to the extent that the Mortgagor may lawfully do so, any and all right to have the Mortgaged Property marshaled upon any foreclosure of the lien hereof, or sold in inverse order of alienation, and agrees that the Mortgagee or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property as an entirety. If any Law in this Section 8.7 referred to and now in force, of which the Mortgagor or the Mortgagor’s successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such Law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the operation or application of the provisions of this Section 8.7.

8.8.     Power of Attorney to Mortgagee. Mortgagor does hereby designate Mortgagee as the agent of Mortgagor to act in the name, place, and stead of Mortgagor in the exercise of each and every remedy set forth herein and in conducting any and all operations and taking any and all action reasonably necessary to do so, recognizing such agency in favor of Mortgagee to be coupled with the interests of Mortgagee under this Mortgage and, thus, irrevocable so long as this Mortgage is in force and effect.

8.9.      Costs and Expenses. All costs, expenses (including attorneys’ fees), and payments incurred or made by the Mortgagee in protecting and enforcing its rights hereunder, shall constitute a demand obligation owing by the Mortgagor to the party incurring such or making costs, expenses, or payments and shall bear interest at the Default Rate or the rate per annum equal to the maximum rate of interest permitted by applicable Law, whichever is less, all of which shall constitute a portion of the Secured Indebtedness.

8.10.    Operation of the Mortgaged Property by the Mortgagee. If an Event of Default exists which has not been waived by the Mortgagee, and in addition to all other rights herein conferred on the Mortgagee, the Mortgagee (or any Person designated by the Mortgagee) shall have the right and power, but shall not be obligated, to enter upon and take possession of any of the Mortgaged Property without the necessity of posting bond, and to exclude the Mortgagor, and the Mortgagor’s agents or servants, wholly therefrom, and to hold, use, administer, manage and operate the same to the extent that the Mortgagor shall be at the time entitled to do any of such things and in the Mortgagor’s place and stead. The Mortgagee (or any Person designated by the Mortgagee) may operate the same without any liability or duty to the Mortgagor in connection with such operations, except to use ordinary care in the operation of such Mortgaged Property, and the Mortgagee or any Person designated by the Mortgagee, shall have the right to collect and receive all Hydrocarbons produced and sold from the Mortgaged Property, to make repairs, purchase machinery and equipment, conduct work-over operations, drill additional wells and to exercise every power, right and privilege of the Mortgagor with respect to the Mortgaged Property. When and if the expenses of such operation and development (including costs of unsuccessful work-over operations or additional wells) have been paid and the Secured Indebtedness paid, such Mortgaged Property shall, if there has been no sale or foreclosure thereof, be returned to the Mortgagor.

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8.11.    No Additional Duties Created. Notwithstanding any provision of this Article VIII or any other provision of this Mortgage, with respect to that portion of the Mortgaged Property located in any jurisdiction, the Mortgagee shall be entitled to enforce the rights and remedies described herein with respect to such portion of the Mortgaged Property in such jurisdiction in accordance with the Laws in effect in such jurisdiction at the time such enforcement action is taken, and the Mortgagor hereby waives its right to require the Mortgagee to comply with any contrary terms and provisions of this Mortgage in such circumstance, it being the intention of the Mortgagor and Mortgagee that the waivers of Mortgagor herein and the powers granted to the Mortgagee herein are for the sole benefit of the Mortgagee and are neither intended to limit the rights and powers of the Mortgagee, nor intended to establish a standard or duty of performance by the Mortgagee, in excess of or in addition to that required by the Laws of such jurisdiction as in effect at the time the particular right or remedy is sought to be enforced.

8.12.    Federal Transfers. Upon a sale conducted pursuant to this Article VIII of all or any portion of the Mortgaged Property consisting of interests (the “Federal Interests”) in leases, easements, rights-of-way, agreements or other documents and instruments covering, affecting or otherwise relating to federal lands (including, without limitation, leases, easements and rights-of-way issued by the Bureau of Land Management); the Mortgagor agrees to take all action and execute all instruments reasonably necessary or advisable to transfer the Federal Interests to the purchaser at such sale, including, without limitation, to execute, acknowledge and deliver assignments of the Federal Interests on officially approved forms in sufficient counterparts to satisfy applicable statutory and regulatory requirements, to seek and request approval thereof and to take all other action necessary or advisable in connection therewith. The Mortgagor hereby irrevocably appoints the Mortgagee as the Mortgagor’s attorney-in-fact and proxy, with full power and authority in the place and stead of the Mortgagor, in the name of the Mortgagor or otherwise, to take, following the occurrence of an Event of Default that has not been waived, any such action and to execute any such instruments on behalf of the Mortgagor that the Mortgagee may deem reasonably necessary or advisable to so transfer the Federal Interests, including the power and authority to execute, acknowledge and deliver such assignments, to seek and request approval thereof and to take all other action deemed necessary or advisable by the Mortgagee in connection therewith; and the Mortgagor hereby adopts, ratifies and confirms all such actions and instruments. Such power of attorney and proxy are coupled with an interest, shall survive the dissolution, termination, reorganization or other incapacity of the Mortgagor and shall be irrevocable until this Mortgage is released pursuant to Section 9.3 hereof. No action taken by the Mortgagee shall constitute acknowledgment of, or assumption of liabilities relating to, the Federal Interests, and neither the Mortgagor nor any other party may claim that Mortgagee is bound, directly or indirectly, by any such action.

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8.13.   Waiver of Deficiency Statute.

(a)       In the event an interest in any of the Mortgaged Property is foreclosed upon pursuant to a judicial or non-judicial foreclosure sale, the Mortgagor agrees as follows: notwithstanding the provisions of Sections 51.003, 51.004, and 51.005 of the Property Code (as in effect in the state of Texas and herein so called and as the same may be amended from time to time), and to the extent permitted by law, the Mortgagor agrees that the Mortgagee shall be entitled to seek a deficiency judgment from the Mortgagor and any/or other party obligated on the Secured Indebtedness equal to the difference between the amount owing on the Secured Indebtedness and the amount for which the Mortgaged Property was sold pursuant to judicial or non-judicial foreclosure sale. The Mortgagor expressly recognizes that this Section 8.13(a) constitutes a waiver of the above-cited provisions of the Property Code which would otherwise permit the Mortgagor and other persons against whom recovery of deficiencies is sought or any Guarantor independently (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Mortgaged Property as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. The Mortgagor further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Mortgaged Property for purposes of calculating deficiencies owed by the Mortgagor and/or others against whom recovery of a deficiency is sought.

(b)       Alternatively, in the event the waiver provided for in clause (a) above is determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact’s determination of the fair market value of the Mortgaged Property as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004 and 51.005 of the Property Code (as amended from time to time): (i) the Mortgaged Property shall be valued in an “as is” condition as of the date of the foreclosure sale, without any assumption or expectation that the Mortgaged Property will be repaired or improved in any manner (including, without limitation, the re-working of existing wells or the drilling of any new wells) before a resale of the Mortgaged Property after foreclosure; (ii) the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Mortgaged Property for cash promptly (but not later than 12 months) following the foreclosure sale; (iii) all reasonable closing costs customarily borne by the seller in oil and gas transactions should be deducted from the gross fair market value of the Mortgaged Property, including, without limitation, brokerage commissions, title opinions, engineering evaluations of the Mortgaged Property, tax prorations, attorneys’ fees, and marketing costs; (iv) the gross fair market value of the Mortgaged Property shall be further discounted to account for any estimated holding costs associated with maintaining the Mortgaged Property pending sale, including, without limitation, utilities expenses, management fees, taxes and assessments (to the extent not accounted for in (iii) above), and other maintenance, operational and ownership expenses; and (v) any expert opinion testimony given or considered in connection with a determination of the fair market value of the Mortgaged Property must be given by persons having at least five (5) years’ experience in appraising property similar to the Mortgaged Property and who have conducted and prepared a complete written engineering appraisal of the Mortgaged Property taking into consideration the factors set forth above.

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8.14.    Limitation on Rights and Waivers. All rights, powers and remedies herein conferred shall be exercisable by the Mortgagee only to the extent not prohibited by applicable Law; and all waivers and relinquishments of rights and similar matters shall only be effective to the extent such waivers or relinquishments are not prohibited by applicable Law.

ARTICLE IX
MISCELLANEOUS

9.1.      Advances by the Mortgagee. Each and every covenant herein contained shall be performed and kept by the Mortgagor solely at the Mortgagor’s expense. If the Mortgagor shall fail to perform or keep any of the covenants of whatsoever kind or nature contained in this Mortgage, the Mortgagee or any receiver appointed hereunder, may, but shall not be obligated to, make advances to perform the same in the Mortgagor’s behalf, and the Mortgagor hereby agrees to repay such sums upon demand plus interest at a rate per annum equal to the maximum rate of interest permitted by applicable Law. No such advance shall be deemed to relieve the Mortgagor from any Event of Default hereunder.

9.2.      Defense of Claims. The Mortgagor will notify the Mortgagee, in writing, promptly of the commencement of any legal proceedings affecting or which could adversely affect the lien and security interest hereof or the status of or title to the Mortgaged Property, or any part thereof, and will take such action, employing attorneys agreeable to the Mortgagee, as may be necessary to preserve the Mortgagor’s and the Mortgagee’s rights affected thereby; and should the Mortgagor fail or refuse to take any such action, the Mortgagee may take such action on behalf and in the name of the Mortgagor and at the Mortgagor’s expense. Moreover, the Mortgagee may take such independent action in connection therewith as it may in its discretion deem proper without any liability or duty to the Mortgagor except to use ordinary care, the Mortgagor hereby agreeing that all sums advanced or all expenses incurred in such actions plus interest at the maximum rate of interest permitted by applicable Law, will, on demand, be reimbursed to the Mortgagee or any receiver appointed hereunder.

9.3.      Defeasance. If the Secured Indebtedness shall be paid and discharged in full, the Mortgagee has no further obligation to advance amounts to or for the benefit of the Mortgagor and the Mortgagee has no commitment to permit or intention to allow the creation of additional Secured Indebtedness, the Mortgagee will, upon request of the Mortgagor and at the Mortgagor’s expense, execute and deliver to the Mortgagor all releases and other instruments reasonably requested by the Mortgagor for the purpose of releasing and discharging the lien and security interest created hereunder. Otherwise this Mortgage shall remain and continue in full force and effect. The Mortgagor shall pay all legal fees and other fees, costs and expenses incurred by the Mortgagee for preparing and reviewing instruments of termination and release and the execution and delivery thereof and the Mortgagee may require payment of the same prior to delivery of such instruments. The release of this Mortgage and the termination of the liens and security interests created by this Mortgage shall not terminate or otherwise affect the Mortgagee’s right or ability to exercise any right, power or remedy relating to any claim for breach of warranty or representation, for failure to perform any covenant or other agreement, under any indemnity or for fraud, deceit or other misrepresentation or omission.

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9.4.      Other Security. The Mortgagee may receive or may hold security from Persons other than the Mortgagor for the Secured Indebtedness and may release or modify the same without notice to or consent of the Mortgagor. The Mortgagee may resort first to such other security or any part thereof or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action shall not be a waiver of any rights conferred by this Mortgage, which shall continue as a first lien and security interest upon the Mortgaged Property not expressly released until all Secured Indebtedness secured hereby is fully paid and the Mortgagee has no further commitment to advance amounts or extend credit to or for the benefit of the Mortgagor or any other payor of Secured Indebtedness.

9.5.      Instrument an Assignment, Etc. This Mortgage shall be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, financing statement, real estate mortgage, pledge, or security agreement, and from time to time as any one or more thereof.

9.6.      Limitation on Interest. No provision of this Mortgage or of the other Loan Papers shall require the payment or permit the collection of interest, or be construed to create a contract regarding the same, in excess of the maximum rate permitted by Law or which is otherwise contrary to Law. If any excess of interest in such respect is herein or in the other Loan Papers provided for, or shall be adjudicated to be so provided for herein or in the other Loan Papers, such amount which would be deemed excessive interest shall be deemed a partial prepayment of the principal of the Secured Indebtedness and treated hereunder as such; and, if the entire principal amount of the Secured Indebtedness owed is paid in full, any remaining excess shall be repaid to the payors on the applicable Secured Indebtedness. In determining whether the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate in effect from day to day, the Mortgagor and the holders of the Secured Indebtedness shall, to the maximum extent permitted under applicable Law, (i) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Secured Indebtedness so that the interest rate is uniform throughout the entire term of the Secured Indebtedness; provided that, if the interest received by the holders of the Secured Indebtedness for the actual period of existence thereof exceeds the Highest Lawful Rate in effect from day to day, the holders of the Secured Indebtedness shall apply or refund to the payors on the applicable Secured Indebtedness the amount of such excess as provided in this Section, and, in such event, the holders of the Secured Indebtedness shall not be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Highest Lawful Rate in effect from day to day.

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9.7.     Severability. If any provision of this Mortgage or in any of the other Loan Papers is invalid or unenforceable in any jurisdiction, the other provisions hereof or of any of the other Loan Papers shall remain in full force and effect in such jurisdiction, and such other provisions shall be liberally construed in favor of the Mortgagee in order to effectuate the provisions hereof, and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction. The parties hereby agree that to the extent any provision hereof is invalid or unenforceable in any jurisdiction, that this document will be deemed to contain a substitute provision, as similar as possible in intent and application to the invalid or unenforceable provision, that meets any statutory requirements in such jurisdiction required for the provision to be given effect. Any reference herein contained to statute or Law of a state in which no part of the Mortgaged Property is situated shall be deemed inapplicable to, and not used in, the interpretation hereof.

9.8.      Rights Cumulative. Each and every right, power and remedy herein given to the Mortgagee shall be cumulative and not exclusive; and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by the Mortgagee and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by the Mortgagee in the exercise of any right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

9.9.      Waiver of Covenants by Mortgagee. Any and all covenants in this Mortgage may from time to time by instrument in writing signed by the Mortgagee be waived to such extent and in such manner as the Mortgagee may desire, but no such waiver shall ever affect or impair the Mortgagee’s rights and remedies or liens and security interests hereunder, except to the extent specifically stated in such written instrument.

9.10.    Successors and Assigns.

9.10.1.     This instrument is binding upon the Mortgagor, and the Mortgagor’s heirs, successors and assigns, and shall inure to the benefit of the Mortgagee, and their respective successors and assigns, and the provisions hereof shall likewise be covenants running with the Lands.

9.10.2.     The parties hereto agree that the Notes may be transferred without the necessity for a notarial act of transfer thereof, and that any such transfer shall carry with it into the hands of any future holder or holders of the Notes full and entire subrogation of title in and to the Notes and to any and all rights and privileges under this instrument herein granted to the Mortgagee, as holder of the Notes. This Mortgage is for the benefit of the Mortgagee and for such other Person or Persons as may from time to time become or be the holders of any of the Secured Indebtedness, and this Mortgage shall be transferable and negotiable, with the same force and effect and to the same extent as the Secured Indebtedness may be transferable.

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9.11.    Article and Section Headings. The article and section headings in this instrument are inserted for convenience and shall not be considered a part of this Mortgage or used in its interpretation.

9.12.    Counterpart. This Mortgage may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, and all of which are identical except that, to facilitate recordation in any particular county or parish, counterpart portions of Exhibit A which describe properties situated in parishes or counties other than the county or parish in which such counterpart is to be recorded may be omitted. Exhibit A might not be paginated and any pagination might not be consecutive. Exhibit A may also contain language indicating that it is attached to a document other than this Mortgage or that a particular page is the end of Exhibit A, when neither is applicable. Such language shall be ignored for the purposes of interpreting this Mortgage.

9.13.    Special Filing as Financing Statement.

9.13.1.    This Mortgage shall likewise be a Security Agreement and a Financing Statement and Mortgagor, as debtor (the “Debtor”), hereby grants to the Mortgagee, its successors and assigns, as secured party (hereinafter, the “Secured Party”), a security interest in all personal property, fixtures, accounts, equipment, inventory, contract rights and general intangibles described or referred to in Article II hereof and all proceeds and products from the sale, lease or other disposition of the Mortgaged Property or any part thereof. The addresses shown in this Article hereof are the addresses of the Debtor and Secured Party and information concerning the security interest may be obtained from the Secured Party at its address. Without in any manner limiting the generality of any of the foregoing provisions hereof: (a) some portion of the goods described or to which reference is made herein are or are to become fixtures on the Lands described or to which reference is made herein; (b) the minerals and the like (including oil and gas) included in the Mortgaged Property and the accounts resulting from the sale thereof will be financed at the wellhead(s) or minehead(s) of the well(s) or mine(s) located on the Lands described or to which reference is made herein; and (c) this Mortgage is to be filed of record, among other places, in the real estate records of each county in which the Lands, or any part thereof, are situated, as a financing statement, but the failure to do so will not otherwise affect the validity or enforceability of this instrument.

9.13.2.    The charter/file/organizational I.D. number of the Mortgagor is as set forth on the cover page hereof.

9.13.3.    The Mortgagee is authorized to complete and file financing statements covering the security interests granted in this Mortgage. Any such financing statements may identify the property or collateral subject thereto as “all assets,” “all property” or words of similar import.

24

9.14.    Notices. Whenever this Mortgage requires or permits any consent, approval, notice, request, or demand from one party to another, the consent, approval, notice, or demand must be in writing to be effective and shall be personally delivered or sent to the party to be notified at the address or facsimile number stated below (or such other address as may have been designated by written notice by the party pursuant to this Section 9.14):

MORTGAGOR-DEBTOR	MORTGAGEE-SECURED PARTY

Lilis Energy, Inc.	Independent Bank
216 16th Street, Suite #1350	2100 McKinney Avenue, Suite 1200
Denver, Colorado 80202	Dallas, Texas 75201
Attn: Kevin Nanke	Attn: Energy Lending

Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received (the receipt thereof shall be deemed to have been acknowledged upon the sending Person’s receipt of its facsimile machine’s confirmation of successful transmission; provided that if the day on which such facsimile is received is not a Business Day or is after 4:00 p.m. on a Business Day, then the receipt of such facsimile shall be deemed to have been acknowledged on the next following Business Day), (ii) if given by mail, three Business Days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section.

9.15.    No Waiver by Mortgagee. No course of dealing on the part of Mortgagee, its officers or employees, nor any failure or delay by Mortgagee with respect to exercising any of its rights or remedies hereunder shall operate as a waiver thereof nor shall the exercise or partial exercise of any such right or remedy preclude the subsequent exercise thereof or the exercise of any other right or remedy.

9.16.    Governing Agreement. This Mortgage is made pursuant and subject to the terms and provisions of the Credit Agreement. In the event of a direct conflict between the terms and provisions of this Mortgage and those of the Credit Agreement, the terms and provisions of the Credit Agreement shall govern and control, except that if the two documents contain different formal definitions for the same term or terms, the formal definition of such term or terms herein shall be applicable in construing this Mortgage. The inclusion in this Mortgage of provisions not addressed in the Credit Agreement shall not be deemed a conflict, and all such additional provisions contained herein shall be given full force and effect. The indemnification and releases contained herein are in addition to any indemnification or releases contained in the Credit Agreement.

9.17.    Drafting of Mortgage. Mortgagor declares that it has contributed to the drafting of this Mortgage or has had the opportunity to have it reviewed by its counsel before signing it and agrees that it has been purposefully drawn and correctly reflects its understanding of the transaction that it contemplates.

25

9.18.    Corrections. The Mortgagee may at any time without obtaining the consent of the Mortgagor and for any purposes which it deems necessary or appropriate file or refile this Mortgage of record. Additionally, in the event it is determined that Exhibit A contains any errors or inaccurate or incomplete descriptions of the Oil and Gas Leases and Lands intended to be covered hereby or referred to in any Certificates of Ownership Interests, the Mortgagee may, without obtaining the consent of the Mortgagor, attempt to correct any such errors or omissions and make accurate and complete any such inaccuracies, omissions or misdescriptions and, if deemed appropriate, subsequently file or re-file this Mortgage of record.

9.19.    Governing Law. This Mortgage is intended to be performed in the State of Texas and the substantive Laws of such State and or the United States of America shall govern the validity, construction, enforcement and interpretation of this Mortgage, except that to the extent that the Law of a State in which a portion of Mortgaged Property is located (or which is otherwise applicable to a portion of the Mortgaged Property) necessarily governs with respect to procedural and substantive matters relating to the creation, perfection, priority and enforcement of the liens, security interests and other rights and remedies of the Mortgagee granted herein, the Law of such State shall apply as to that portion of the Mortgaged Property located in (or which is otherwise subject to the Laws of) such State.

9.20.    NOTICE: THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

26

IN WITNESS WHEREOF, the Mortgagor has executed or caused to be executed this Mortgage as of the date first set forth above.

MORTGAGOR:

LILIS ENERGY, INC.

By:	/s/ Avi Mirman
Avi Mirman
Chief Executive Officer

Signature Page to Mortgage (CO)
(Brushy Resources, Inc. Credit Facility)

ACKNOWLEDGEMENT

STATE OF ______________	§
§
COUNTY OF _____________	§

This instrument was acknowledged before me on July 25, 2016, by Avi Mirman, Chief Executive Officer of Lilis Energy, Inc., a Nevada corporation, on behalf of said corporation in such capacity.

Before me, _____________________, a Notary Public, on this day personally appeared Avi Mirman, Chief Executive Officer of Lilis Energy, Inc., a Nevada corporation,

☐	known to me
☐	proved to me on the oath of ______________________________
☐	proved to me through Texas Driver License No. ___________expiring _______
☐	proved to me through ___________________________________________

to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Given under my hand and seal of office this 25th day of July, A.D., 2016.

Notary Public in and for the State of

Acknowledgement Page to Mortgage (CO)
(Brushy Resources, Inc. Credit Facility)

EXHIBIT A
TO MORTGAGE, SECURITY AGREEMENT,

FIXTURE FILING AND FINANCING STATEMENT

This Exhibit A sets forth the description of certain property interests covered by the Mortgage. All of the terms defined in the Mortgage are used in this Exhibit A with the same meanings given therein.

This Exhibit A and the Mortgage cover and include the following:

(a)          All right, title and interest, whether now owned and existing or hereafter acquired or arising, of Mortgagor in and to the oil, gas and mineral leases described herein and/or lands described in and subject to such oil, gas and mineral leases (regardless, as to such leases and/or lands, of any surface acreage and/or depth limitations set forth in any description of any of such oil, gas and mineral leases), and all right, title and interest, whether now owned and existing or hereafter acquired or arising, of Mortgagor in and to any of the oil, gas and minerals in, on or under the lands, if any, described on this Exhibit, including, without limitation, all contractual rights, fee interests, leasehold interests, overriding royalty interests, non-participating royalty interests, mineral interests, production payments, net profits interests or any other interest measured by or payable out of production of oil, gas or other minerals from the oil, gas and mineral leases and/or lands described herein; and

(b)          All of the foregoing interests of Mortgagor as such interests may be enlarged by the discharge of any payments out of production or by the removal of any charges or encumbrances, together with all interests, whether now owned and existing or hereafter acquired or arising, of Mortgagor in, to and under or derived from all renewals and extensions of any oil, gas and mineral leases described herein, it being specifically intended hereby that any new oil and gas lease (i) in which an interest is acquired by Mortgagor after the termination or expiration of any oil and gas lease, the interests of Mortgagor in, to and under or derived from which are subject to the lien and security interest hereof, and (ii) that covers all or any part of the property described in and covered by such terminated or expired leases, shall, to the extent, and only to the extent such new oil and gas lease may cover such property, be considered a renewal or extension of such terminated or expired lease; and

(c)          All right, title and interest, whether now owned and existing or hereafter acquired or arising, of Mortgagor in, to and under or derived from any operating, farmout and bidding agreements, assignments and subleases, whether or not described in this Exhibit, to the extent, and only to the extent, that such agreements, assignments and subleases (i) cover or include any present right, title and interest of Mortgagor in and to the leases and/or lands described in this Exhibit, or (ii) cover or include any other undivided interests now or hereafter held by Mortgagor in, to and under the described leases and/or lands, including, without limitation, any future operating, farmout and bidding agreements, assignments, subleases and pooling, unitization and communitization agreements and the units created thereby (including, without limitation, all units formed under orders, regulations, rules or other official acts of any governmental body or agency having jurisdiction) to the extent and only to the extent that such agreements, assignments, subleases, or units cover or include the described leases and/or lands; and

Exhibit A

(d)          All right, title and interest, whether now owned and existing or hereafter acquired or arising, of Mortgagor in, to and under or derived from all presently existing and future advance payment agreements, oil, casinghead gas and gas sales, exchange and processing contracts and agreements, including, without limitation, those contracts and agreements that are described on this Exhibit, to the extent, and only to the extent, those contracts and agreements cover or include the described leases and/or lands; and

(e)          All right, title and interest, whether now owned and existing or hereafter acquired or arising, of Mortgagor in, to and under or derived from all existing and future permits, licenses, easements and similar rights and privileges that relate to or are appurtenant to any of the described leases and/or lands.

Notwithstanding the intention of the Mortgage to cover all of the right, title and interest of Mortgagor in and to the described leases and/or lands, whether now owned and existing or hereafter acquired or arising, Mortgagor hereby specifically warrants and represents that the interests covered by this Exhibit are not greater than the working interest nor less than the net revenue interest, overriding royalty interest, net profit interest, production payment interest, royalty interest or other interest payable out of or measured by production set forth in connection with each oil and gas well described in this Exhibit. In the event Mortgagor owns any other or greater interest, such additional interest shall also be covered by and included in the Mortgage.

Any reference herein to wells or units is for warranty of interest, administrative convenience and identification and is not intended to limit or restrict the right, title, interest of properties covered by the Mortgage and all of Mortgagor’s right, title and interest in the Lands, Subject Interests and Mortgaged Property described herein are and shall be subject to the Mortgage, regardless of the presence of any Units or Wells not herein referenced.

The Leases covered by the Mortgage includes all leases and force pooled interests now or thereafter owned by Mortgagor included within the counties referred to in this Exhibit whether or not the schedules of leases included in this Exhibit list all such leases.

No depth limitation exception contained in any description of leases and other real property interests set forth in this Exhibit shall exclude from the grants of the Mortgaged Property and collateral contained in the Mortgage any depth owned by Mortgagor within the geographic area described in this Exhibit for such leases and other real property interests.

Exhibit A

The designation “Working Interest” or “W.I.” when used in this Exhibit means an interest owned in an oil, gas, and mineral lease that determines the cost-bearing percentage of the owner of such interest. The designation “Net Revenue Interest” or “N.R.I.” means that portion of the production attributable to the owner of a working interest after deduction for all royalty burdens, overriding royalty burdens or other burdens on production, except severance, production, and other similar taxes. The designation “Overriding Royalty Interest” or “ORRI” means an interest in production which is free of any obligation for the expense of exploration, development, and production, bearing only its pro rata share of severance, production, and other similar taxes and, in instances where the document creating the overriding royalty interest so provides, costs associated with compression, dehydration, other treating or processing, or transportation of production of oil, gas, or other minerals relating to the marketing of such production. The designation “Royalty Interest” or “RI” means an interest in production which results from an ownership in the mineral fee estate or royalty estate in the relevant land and which is free of any obligation for the expense of exploration, development, and production, bearing only its pro rata share of severance, production, and other similar taxes and, in instances where the document creating the royalty interest so provides, costs associated with compression, dehydration, other treating or processing or transportation of production of oil, gas, or other minerals relating to the marketing of such production.

The references to book or volume and page herein refer to the recording location of each respective Mortgaged Property described herein in the county/parish where the land covered by the Mortgaged Property is located.

Except as expressly set forth in Section 4.12 of this Mortgage, this Mortgage covers all lands, leases and properties of the Mortgagor, whether now owned or hereafter acquired, located in any county/parish identified elsewhere in this Exhibit or located in any county/parish wherein this Mortgage has been recorded.

[Exhibit A continues on the pages following]

Exhibit A

WELD COUNTY, COLORADO

LESSOR	LESSEE	DATE	RECORDING	DESCRIPTION	WELL
Union Pacific Land Resources Corporation	United State Exploration, Inc.	3/27/2000	2794916	TWN 5N, R 63W, 6th P.M. Section 17: S/2N/2	70 Ranch State BB18-655
State of Colorado - 80/5199-S, acting by and through the State Board of Land Commissioners	Martin J. Freedman	6/18/1980	1840224	TWN 5N, R 63W, 6th P.M. Section 18: N/2S/2, S/2N/2	70 Ranch State BB18-655
Anadarko Land Corp. and Anadarko E&P Onshore, LLC	Kerr-McGee Oil & Gas Onshore LP	3/31/2015	4103267	TWN 5N, R 63W, 6th P.M. Section 17: N/2S/2	70 Ranch State BB18-655
State of Colorado - 80/5199-S, acting by and through the State Board of Land Commissioners	Martin J. Freedman	6/18/1980	1840224	TWN 5N, R 63W, 6th P.M. Section 18: N/2N/2	70 Ranch State BB18-681
Union Pacific Land Resources Corporation	United State Exploration, Inc.	3/27/2000	2794916	TWN 5N, R 63W, 6th P.M. Section 17: N/2N/2	70 Ranch State BB18-681
Union Pacific Land Resources Company	Lyco Energy Corporation	11/14/1990	2253627	TWN 5N, R 63W, 6th P.M. Section 7: S/2SE/4	70 Ranch State BB18-681
Union Pacific Land Resources Company	Lyco Energy Corporation	11/14/1990	2253628	TWN 5N, R 63W, 6th P.M. Section 7: S/2SW/4	70 Ranch State BB18-681
State of Colorado, acting by and through the State Board of Land Commissioners, 80/5199-S	J. Robert Outerbridge & Associates, Inc.	8/20/1980	2153524	TWN 5N, R 63W, 6th P.M. Section 8: S/2S/2	70 Ranch State BB18-681
State of Colorado, acting by and through the State Board of Land Commissioners, 80/5199-S	Martin J. Freedman	6/18/1980	1840224	TWN 5N, R 63W, 6th P.M. Section 18: N/2N/2	70 Ranch State BB18-689
Union Pacific Land Resources Corporation	United State Exploration, Inc.	3/27/2000	2794916	TWN 5N, R 63W, 6th P.M. Section 17: N/2N/2	70 Ranch State BB18-689
Union Pacific Land Resources Company	Lyco Energy Corporation	11/14/1990	2253627	TWN 5N, R 63W, 6th P.M. Section 7: S/2SE/4	70 Ranch State BB18-689
Union Pacific Land Resources Company	Lyco Energy Corporation	11/14/1990	2253628	TWN 5N, R 63W, 6th P.M. Section 7: S/2SW/4	70 Ranch State BB18-689

Exhibit A- Weld County, CO – Page 1

State of Colorado, acting by and through the State Board of Land Commissioners, 80/5199-S	J. Robert Outerbridge & Associates, Inc.	8/20/1980	2153524	TWN 5N, R 63W, 6th P.M. Section 8: S/2S/2	70 Ranch State BB18-689
Union Pacific Land Resources Corporation	United State Exploration, Inc.	3/27/2000	2794916	TWN 5N, R 63W, 6th P.M. Section 17: N/2	70 Ranch State BB18-675
State of Colorado, acting by and through the State Board of Land Commissioners, 80/5199-S	Martin J. Freedman	6/18/1980	1840224	TWN 5N, R 63W, 6th P.M. Section 18: N/2	70 Ranch State BB18-675
Union Pacific Land Resources Corporation	United State Exploration, Inc.	3/27/2000	2794916	TWN 5N, R 63W, 6th P.M. Section 17: N/2	70 Ranch State BB18-682
State of Colorado, acting by and through the State Board of Land Commissioners, 80/5199-S	Martin J. Freedman	6/18/1980	1840224	TWN 5N, R 63W, 6th P.M. Section 18: N/2	70 Ranch State BB18-682
Union Pacific Land Resources Corporation	United State Exploration, Inc.	3/27/2000	2794916	TWN 5N, R 63W, 6th P.M. Section 17: S/2N/2	70 Ranch State BB18-647
John C. Nakagawa	The Robert Gerrity Company	12/20/1988	2165773	TWN 5N, R 64W, 6th P.M. Section 13: NE/4SE/4	70 Ranch State BB18-647
Ralph Lohr	Costilla Energy, Inc.	2/21/1997	2538463	TWN 5N, R 64W, 6th P.M. Section 13: SE/4NE/4	70 Ranch State BB18-647
State of Colorado, acting by and through the State Board of Land Commissioners, 80/5199-S	Martin J. Freedman	6/18/1980	1840224	TWN 5N, R 64W, 6th P.M. Section 18: N/2S/2, S/2N/2	70 Ranch State BB18-647
Anadarko Land Corp. and Anadarko E&P Onshore, LLC	Kerr-McGee Oil & Gas Onshore LP	3/31/2015	4103267	TWN 5N, R 63W, 6th P.M. Section 17: N/2S/2	70 Ranch State BB18-647
Anadarko Land Corp. and Anadarko E&P Onshore, LLC	Kerr-McGee Oil & Gas Onshore LP	5/28/2013, effective 2/12/2013	3942887	TWN 5N, R 63W, 6th P.M. Section 17: S/2S/2	70 Ranch State BB18-634
John C. Nakagawa and Mary T. Nakagawa	The Robert Gerrity Company	12/20/1988	2165773	TWN 5N, R 64W, 6th P.M. Section 13: E/2SE/4	70 Ranch State BB18-634

Exhibit A- Weld County, CO – Page 2

Allen J. Kincaid and Lorna G. Kincaid, husband and wife	Sunshine Valley Petroleum Corporation	12/1/1988	2164585	TWN 5N, R 63W, 6th P.M. Section 18: Lot 4 (38.61), SE/4SW/4	70 Ranch State BB18-634
James Lee Odle and Ruth Ann Odle, husband and wife	Sunshine Valley Petroleum Corporation	12/1/1988	2164586	TWN 5N, R 63W, 6th P.M. Section 18: Lot 4 (38.61), SE/4SW/4	70 Ranch State BB18-634
Rosita Trujillo	Sunshine Valley Petroleum Corporation	8/12/1987	2113483	TWN 5N, R 63W, 6th P.M. Section 18: Lot 4 (38.61), SE/4SW/4	70 Ranch State BB18-634
Stow L. Witwer and Clara Witwer, husband and wife	Sunshine Valley Petroleum Corporation	8/12/1987	2111124	TWN 5N, R 63W, 6th P.M. Section 18: Lot 4 (38.61), SE/4SW/4	70 Ranch State BB18-634
Frances E. Christensen, a widow	Vessels Oil & Gas Company	5/19/1980	1831918	TWN 5N, R 63W, 6th P.M. Section 18: S/2SE/4	70 Ranch State BB18-634
Paul W. Gaiser and Bille Lou Gaiser, husband and wife	Sunshine Valley Petroleum Corporation	8/12/1987	2111127	TWN 5N, R 63W, 6th P.M. Section 18: Lot 4 (38.61), SE/4SW/4	70 Ranch State BB18-634
Irving R. Deemar	Sunshine Valley Petroleum Corporation	8/12/1987	2111580	TWN 5N, R 63W, 6th P.M. Section 18: Lot 4 (38.61), SE/4SW/4	70 Ranch State BB18-634
State of Colorado, acting by and through the State Board of Land Commissioners, 80/5199-S	Martin J. Freedman	6/18/1980	1840224	TWN 5N, R 64W, 6th P.M. Section 18: N/2S/2	70 Ranch State BB18-634
Anadarko Land Corp. and Anadarko E&P Onshore, LLC	Kerr-McGee Oil & Gas Onshore LP	3/31/2015	4103267	TWN 5N, R 63W, 6th P.M. Section 17: N/2S/2	70 Ranch State BB18-634
Anadarko Land Corp. and Anadarko E&P Onshore, LLC	Kerr-McGee Oil & Gas Onshore LP	5/28/2013, effective 2/12/2013	3942887	TWN 5N, R 63W, 6th P.M. Section 17: S/2S/2	70 Ranch State BB18-627
John C. Nakagawa and Mary T. Nakagawa	The Robert Gerrity Company	12/20/1988	2165773	TWN 5N, R 64W, 6th P.M. Section 13: E/2SE/4	70 Ranch State BB18-627

Exhibit A- Weld County, CO – Page 3

Allen J. Kincaid and Lorna G. Kincaid, husband and wife	Sunshine Valley Petroleum Corporation	12/1/1988	2164585	TWN 5N, R 63W, 6th P.M. Section 18: Lot 4 (38.61), SE/4SW/4	70 Ranch State BB18-627
James Lee Odle and Ruth Ann Odle, husband and wife	Sunshine Valley Petroleum Corporation	12/1/1988	2164586	TWN 5N, R 63W, 6th P.M. Section 18: Lot 4 (38.61), SE/4SW/4	70 Ranch State BB18-627
Rosita Trujillo	Sunshine Valley Petroleum Corporation	8/12/1987	2113483	TWN 5N, R 63W, 6th P.M. Section 18: Lot 4 (38.61), SE/4SW/4	70 Ranch State BB18-627
Stow L. Witwer and Clara Witwer, husband and wife	Sunshine Valley Petroleum Corporation	8/12/1987	2111124	TWN 5N, R 63W, 6th P.M. Section 18: Lot 4 (38.61), SE/4SW/4	70 Ranch State BB18-627
Frances E. Christensen, a widow	Vessels Oil & Gas Company	5/19/1980	1831918	TWN 5N, R 63W, 6th P.M. Section 18: S/2SE/4	70 Ranch State BB18-627
Paul W. Gaiser and Bille Lou Gaiser, husband and wife	Sunshine Valley Petroleum Corporation	8/12/1987	2111127	TWN 5N, R 63W, 6th P.M. Section 18: Lot 4 (38.61), SE/4SW/4	70 Ranch State BB18-627
Irving R. Deemar	Sunshine Valley Petroleum Corporation	8/12/1987	2111580	TWN 5N, R 63W, 6th P.M. Section 18: Lot 4 (38.61), SE/4SW/4	70 Ranch State BB18-627
State of Colorado, acting by and through the State Board of Land Commissioners, 80/5199-S	Martin J. Freedman	6/18/1980	1840224	TWN 5N, R 64W, 6th P.M. Section 18: N/2S/2	70 Ranch State BB18-627
Anadarko Land Corp. and Anadarko E&P Onshore, LLC	Kerr-McGee Oil & Gas Onshore LP	3/31/2015	4103267	TWN 5N, R 63W, 6th P.M. Section 17: N/2S/2	70 Ranch State BB18-627

Exhibit A- Weld County, CO – Page 4

LILIS LEASE								Recording
#	Lessor	Lessee	Twnshp	Range	Section	Legal Description	County / State	Bk	PG/Doc #
10261	Haienm, Maryellen Sawyer	Zoey Exploration, Ltd	1N	65W	32	SE less the East 210 feet and the North 210 feet	Weld, CO		2164208

10266	Sawyer, John & Adele, Trustees	Zoey Exploration, Ltd	1N	65W	32	SE less the East 210 feet and the North 210 feet	Weld, CO		2164207
10320	State of Colorado	Martin J. Freedman	5N	63W	18	N/2, N/2S/2	Weld, CO		1848224
10323	Tracy, Joyce Ann	GFL & Associates, LLC	7N	64W	34	NW	Weld, CO		3702389
10326	Public Service Company of Colo	Recovery Energy, Inc.	1N	65W	32	NORTH 210' OF THE S/2 AND THE EAST 210' OF THE SE	Weld, CO
10327	Lang, Larry F.	Gene F. Lang & Co	7N	64W	34	Lot B of RE 2965 IN THE NW1/4	Weld, CO		3874411
10351	Christiansen, Edith & Double Arrow Energy Company	Lilis Energy, Inc.	7N	64W	34	Lot B of RE 2965 IN THE NW1/4	Weld, CO		3989163
10352	TRS Equities, Highlands, et al	Land Rights Services, LLC	1N	65W	32	NE/4	Weld, CO		3953463
10353	Christiansen, Edith, Double Arrow Energy Company et al	Lilis Energy, Inc.	7N	64W	34	Lot A of RE 2965, Lot A and B of RE 2630(Part of NW)	Weld, CO		Unk

Exhibit A- Weld County, CO – Page 5

Well Name	Type	API #	County	State	Township	Range	Section	Status
Sawyer 32-2	Oil	05123142720000	Weld	CO	1	65	32	Prod
SLW State PC BB18-65HN	Oil	05123346790000	Weld	CO	5	63	18	Prod
SLW State PC BB18-67HN	Oil	05123346740000	Weld	CO	5	63	18	Prod
Vince State B13-63HN	Oil	05123352730000	Weld	CO	5	63	18	Prod
Richter 34M-203	Oil	05123364820000	Weld	CO	7	N	64	27

Exhibit A- Weld County, CO – Page 1